Exhibit 10.8

IPSCO Inc.

2005 Form 10-K

IPSCO INC.

CANADIAN SUPPLEMENTAL

RETIREMENT BENEFIT PLAN

(As Amended and Restated Effective January 1, 2006)

Section 1.               Definitions

Whenever used herein, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings herein specified, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined, unless the context clearly indicates a different meaning.  The masculine pronoun whenever used herein shall include the female pronoun and vise versa.

1.01                           “Accrual Period” means the number of years (including fractions for completed months) from the date of commencement of a Participant’s Continuous Service to the first day of the month immediately following the month in which he attains age 62.

1.02                           “Actuary” means a person, or firm, or corporation designated by IPSCO Inc. to be the actuary of the Plan who shall be, or in the case of a firm or corporation a member of the staff of the firm or corporation shall be, a Fellow of the Canadian Institute of Actuaries or a Fellow of the Society of Actuaries, or any successor organization thereto.

1.03                           “Actuarial Equivalent” means a benefit of equivalent value based on the 1994 Group Annuity Mortality Table for males and the Moody’s Aa long-term corporate bond yield as of the December 31 preceding the year in which payment is made, rounded up to the nearest 0.25%.

1.04                           “Basic Plan” means The Pension Plan for Non-Union Salaried Employees of IPSCO Inc., The Pension Plan for Executives of IPSCO Inc., The Pension Plan for U.S. Expatriates of IPSCO Inc. or any other plan designated by IPSCO Inc.

1.05                           “Beneficiary” means the spouse of the Participant, as defined under the Basic Plan.   If there is no such spouse, Beneficiary means the person designated by the Participant as the Beneficiary.

1.06                           “Board of Directors” or “Board” means the Board of Directors, however constituted, of the Company.

1.07                           “Company” means IPSCO Inc. and any subsidiary, affiliated and associated company or companies as may be designated by the Board from time to time, except that reference in the Plan to any action to be taken, consent, approval, or opinion to be given or decision to be made shall refer to IPSCO Inc. acting through its Board of Directors or any person or persons authorized by the Board of Directors for the purposes of the Plan.

1.08                           “Continuous Service” means the period of uninterrupted active service rendered on a regular, permanent, full-time basis by the Participant to the Company from his date of employment to the date of his termination of service, death, or retirement, whichever occurs first.

                                                Continuous Service shall not be broken by:

(a)                                  Any leave of absence of the Participant from his duties for which he receives regular remuneration from the Company or periods of sabbatical leaves and educational leaves of absence with the consent of the Company.

(b)                                 Any sick or accident leave of the Participant from his duties authorized by the Company, not exceeding two years.

(c)                                  A period of Total Disability not exceeding the period from the date of disability until age 65.

For a Participant who is employed in Alberta, Continuous Service shall include any period of unpaid leave of absence, not exceeding 26 weeks, provided termination of employment has not occurred within such period and the Participant is re-employed by the Company immediately after the expiry of such period.

1.09                           “Earnings” means the Participant’s Earnings, as defined under the applicable Basic Plan. For greater certainty, Earnings include the Participant’s U.S. Earnings, if any, and, for a Senior Executive, Earnings include annual incentive plan bonuses paid after December 31, 2004.

Notwithstanding the foregoing, for a Participant, other than a Senior Executive, whose Termination Date occurs prior to age 60, Earnings are limited to $150,000 per year (Canadian $) and pro-rated for partial calendar years. For a Senior Executive whose Termination Date occurs prior to age 60, Earnings are limited to $200,000 per year (Canadian $) and pro-rated for partial calendar years.  If a Participant’s Termination Date occurs on or after attainment of age 60, the foregoing Earnings limits shall only apply to Earnings up to June 30, 2000.

1.10                           “Effective Date” means January 1, 1989, the date the provisions of the Plan take effect.  This restated version of the Plan is effective January 1, 2006.

1.11                           “Final Earnings” means the average annual Earnings of the Participant during the five consecutive calendar years of his Continuous Service in which his Earnings were highest, and shall mean the average annual Earnings during his actual period of Continuous Service if such service is less than five calendar years.  For Senior Executives, “five” in the foregoing definition shall be read as “three”.

1.12                           “Participant” means a member of a Basic Plan, who has commenced participation in this Plan in accordance with Section 3 and who continues to be entitled to benefits or rights under the Plan.

1.13                           “Pensionable Service” means the Participant’s Continuous Service with the Company adjusted, if applicable, as indicated below:

(a)                                  For U.S. Expatriates, each complete month of Continuous Service after December 31, 1992 in Canada shall be adjusted by multiplying by the following factor:

$5,000 + 0.5 (monthly Earnings - $5,000)

monthly Earnings

(b)                                 For a Participant, other than a Senior Executive, each complete month of Continuous Service in the United States shall be adjusted by the following factor:

For service to December 31, 1990:

$3,333.33 + 0.5 (monthly Earnings - $3,333.33)

monthly Earnings

For service after January 1, 1991:

$5,000 + 0.5 (monthly Earnings - $5,000)

monthly Earnings

1.14                           “Plan” means the IPSCO Inc. Canadian Supplemental Retirement Benefit Plan as set forth herein and as amended from time to time.

1.15                           “Restricted Basic Plan Pension” means the annual retirement benefit payable to a Participant from the applicable Basic Plan as at the Participant’s Termination Date, including any spouse or survivor pension or guaranteed payments payable after his death.

1.16                           “RRSP Benefit” means the Actuarial Equivalent annuity that can be provided by the “locked-in” registered retirement savings plan established to receive a transfer of assets the Participant had accrued under the Basic Plan as at December 31, 1992.  For this purpose, the “locked-in” registered retirement savings plan shall be deemed to earn each year the lesser of 8% or the rate earned for the year by IPSCO Inc.’s master trust for the Canadian registered pension plans sponsored by the Company.

1.17                           “Senior Executive” means Mr. David Britten, Mr. Peter MacPhail, Mr. Greg Maindonald, Mr. David Sutherland, Mr. John Tulloch and such other employee designated as a senior executive by the Company.

1.18.                        “Total Disability” means the inability of the Participant to continue in any employment for which the Participant is reasonably suited due to mental or physical ill health where such condition is deemed to be total and permanent on the basis of written medical evidence acceptable to the Company, and certified by a licensed medical doctor.

1.19.                        “Termination Date” means the date the Participant’s Continuous Service with the Company ends.

1.20                           “Transferred Participant” means a Participant who has transferred to the United States (U.S.) to be employed by the Company in the U.S. and participate in the IPSCO Enterprises Inc. U.S. Supplemental Executive Retirement Plan, or any other U.S. pension arrangement provided by the Company.

The Transferred Participant’s annual retirement benefit payable at normal retirement, pursuant to Section 6, shall be frozen as at the date of transfer to the United States.  Such frozen benefits shall be calculated based on the Transferred Participant’s Continuous Service, Pensionable Service and Earnings with respect to service rendered in Canada only as at the date of transfer.  However, if the Transferred Participant retires or terminates employment prior to his normal retirement date and, thus, a benefit becomes payable pursuant to Section 7 or 8, respectively, for the purposes of determining the variables A and B therein, Continuous Service shall include service rendered in the United States.

Notwithstanding the foregoing, if the Transferred Participant returns to Canada and is employed by the Company in Canada immediately prior to the Participant’s Termination Date, then his retirement benefit under the Plan shall be determined as if the Participant had not transferred to the United States.

1.21                           “Trust Agreement” means any agreement entered into between the Company and a Trustee establishing a Trust Fund.

1.22                           “Trust Fund” means any assets held pursuant to a Trust Agreement for the purposes of the Plan and to which, at the Company’s discretion, any contributions may be made and from which, at the Company’s discretion, pensions and other benefits payable under the Plan may be made, all in accordance with the Trust Agreement.

If, after satisfaction of all liabilities of the Plan, there should remain surplus assets in the Trust Fund, such surplus assets shall revert to the Company or be used as the Company may direct, except as provided in the Trust Agreement.

1.23                           “Trustee” means any trust company or companies with which the Company may enter into a deed or agreement of trust for, at the Company’s discretion, the provision of benefits pursuant to the Plan.

1.24                           “Unrestricted Basic Plan Pension” means the annual retirement benefit to which a Participant would be entitled under the terms of the applicable Basic Plan at the Participant’s Termination Date, including any spouse or survivor pension or guaranteed payments payable after his death, if such benefit was calculated with the definition of Earnings and Pensionable Service contained herein and without reference to the provision of the Basic Plan limiting benefits in accordance with the requirements of the Canada Revenue Agency.

1.25                           “U.S. Earnings” means earnings, in United States currency, earned while working for the Company in the United States, and converted to Canadian currency in accordance with Section 11.

1.26                           “U.S. Expatriate” means, for the purpose of the Plan, a citizen of the United States of America who is employed by the Company in Canada and who, for the purposes of the pension arrangements at the Company, has been designated as an executive, and thus would have qualified for membership in The Pension Plan for Executives of IPSCO Inc. or The Pension Plan for U.S. Expatriates of IPSCO Inc., as the case may be.

1.27                           “U.S. Expatriate Pension Plan Benefit” means the Actuarial Equivalent annuity that can be provided by The Pension Plan for U.S. Expatriates of IPSCO Inc. on account of Company contributions made on behalf of the Participant and interest thereon.

1.28                           “U.S. Pension Benefit” means the Actuarial Equivalent annuity of the benefit the Participant accrued, as at the date of transfer to Canada, under one or more United States pension arrangements, including, but not limited to

(i) the IPSCO Enterprises Inc. U.S. Supplemental Executive Retirement Plan (“U.S. SERP”), (ii) the IPSCO Enterprises Inc. Retirement Savings and Profit Sharing Plan on account of Company matching contributions, as specified in the U.S. SERP, and (iii) the value of the Participant’s 401(k) Shadow Account, as defined under the U.S. SERP.  The Actuarial Equivalent annuity shall be payable in the form of pension specified pursuant to Section 10 and converted to Canadian currency in accordance with Section 11.

Section 2.               Purpose and Intent

The Company established the Plan effective January 1, 1989, for the purpose of providing supplementary retirement benefits to Participants.  This restated version of the Plan is effective January 1, 2006.

Section 3.               Participation

Each member of a Basic Plan who is actively employed by the Company shall participate in the Plan provided he is fully vested under the terms of the applicable Basic Plan.  For members of the Pension Plan for Non-Union Salaried Employees of IPSCO Inc., and The Pension Plan for Executives of IPSCO Inc., participation is limited to circumstances where a Participant’s Unrestricted Basic Plan Pension exceeds his Restricted Basic Plan Pension.

Participants shall not contribute to the Plan.

Section 4.               Administration.

The Plan shall be administered by the Company.  The Company shall have the authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the Plan, all in the sole exercise of its reasonable discretion.  The Company may establish operative and administrative rules and procedures in connection therewith.  All interpretations, decisions, and determinations reasonably made by the Company shall be final, conclusive, and binding on all persons concerned.

Section 5.               Retirement Dates.

(a)           Normal Retirement Date

A Participant’s normal retirement date shall be the first day of the month coincident with or next following his attainment of age 65.  Notwithstanding the foregoing, a Senior Executive’s normal retirement date shall be the first day of the month coincident with or next following his attainment of age 62.

(b)           Early Retirement Date

A Participant may elect to retire on an early retirement date, which shall be the first day of any month following his attainment of age 55.  Notwithstanding the foregoing, a Senior Executive’s early retirement date shall be the first day of the month coincident with or next following his attainment of age 52.

(c)           Deferred Retirement Date

A Participant may postpone his retirement to a deferred retirement date, which shall be the first day of any month subsequent to his normal retirement date and prior to his 69th birthday.  If a Participant elects to postpone his retirement, he shall continue to earn benefits in accordance with the terms and provisions of the Plan while he remains in the active employment of the Company.

Section 6.               Benefits at Normal or Deferred Retirement Date.

(a)                                  Amount of Benefit – For Basic Plan members of The Pension Plan for Non-Union Salaried Employees of IPSCO Inc. and  The Pension Plan for Executives of IPSCO Inc.

The annual retirement benefit, payable in equal monthly installments commencing at the Participant’s normal or deferred retirement date, shall equal:

(i)                                     the Participant’s  Unrestricted Basic Plan Pension minus the Participant’s Restricted Basic Plan Pension;

reduced, but not below zero by:

(ii)                                  the Participant’s U.S. Pension Benefit.

Notwithstanding the above, if the Participant’s Basic Plan provides for contractual inflation protection of the Restricted Basic Plan Pension, then the pension amount determined above shall be reduced by the Actuarial Equivalent annuity that can be provided by the value of such inflation protection.

(b)                                 Amount of Benefit – For Basic Plan members of The Pension Plan for U.S. Expatriates of IPSCO Inc.

The annual retirement benefit, payable in equal monthly installments commencing at the Participant’s normal or deferred retirement date, shall equal:

(i)                                     2% of his Final Earnings multiplied by his years of Pensionable Service (including fractions for completed months)

reduced, but not below zero by:

(ii)                                      the Participant’s RRSP Benefit;

(iii)                                   the Participant’s U.S. Expatriate Pension Plan Benefit; and

(iv)          the Participant’s U.S. Pension Benefit.

Section 7.               Benefits at Early Retirement Date

(a)                                  Amount of Benefit – For Basic Plan members of The Pension Plan for Non-Union Salaried Employees of IPSCO Inc. and The Pension Plan for Executives of IPSCO Inc.

If the Participant retires on an early retirement date in accordance with Section 5(b), he shall receive an annual retirement benefit, payable in equal monthly installments commencing on his early retirement date, equal to:

(A/B x [C - D])-E

where

A                                         =              the Participant’s Continuous Service at
his Termination Date

B              =              the Participant’s Accrual Period

C              =              the Participant’s Unrestricted Basic Plan

Pension*

D              =              the Participant’s Restricted Basic Plan

Pension**

E               =              the Participant’s U.S. Pension Benefit*

*Reduced for early retirement in accordance with the Participant’s Basic Plan or U.S. pension arrangement, as applicable, and based on the Participant’s Continuous Service.  Notwithstanding the foregoing and for greater clarity, the early retirement reduction factor for a Senior Executive is determined as 0.3% for each complete month the Senior Executive’s early retirement date precedes age 60, or, for retirement prior to age 55, the pension payable will be the Actuarial Equivalent of the pension payable at the normal retirement date.

**Reduced for early retirement in accordance with the Participant’s Basic Plan and based on the Participant’s Continuous Service in Canada.

Notwithstanding the above, if the Participant’s Basic Plan provides for contractual inflation protection of the Restricted Basic Plan Pension, then the pension amount determined above shall be reduced by the Actuarial Equivalent annuity that can be provided by the value of such inflation protection.

(b)                                 Amount of Benefit – For Basic Plan members of The Pension Plan for U.S. Expatriates of IPSCO Inc.

If the Participant retires on an early retirement date in accordance with Section 5(b), he shall receive an annual retirement benefit, payable in equal monthly installments commencing on his early retirement date, equal to:

(A/B x [C x (1-D) – E ] - F

where

A                                      =              the Participant’s Continuous Service at his Termination Date

B             =              the Participant’s Accrual Period

C             =              the Participant’s annual retirement

Benefit Determined pursuant to Section

6(b)(i)

D             =              the Early Retirement Reduction Factor

(as defined in Section 7(c))

E                                         =              the Participant’s RRSP Benefit and the Participant’s U.S. Expatriate Pension Plan Benefit

F                                         =              the Participant’s U.S. Pension Benefit reduced for early retirement in accordance with the applicable U.S. pension arrangement

(c)                                  Early Retirement Reduction Factor

If the Participant’s early retirement benefit is determined pursuant to Section 7(b), an early retirement reduction factor shall be applied to the Participant’s normal retirement benefit determined pursuant to Section 6(b)(i).  The early retirement reduction factor is determined as 0.3% for each complete month the Participant’s early retirement date precedes age 65.  The reduction will not apply if the Participant has 30 years of Continuous Service or is age 62 with at least 10 years of Continuous Service.

Section 8.               Benefits on Termination of Service Before Early Retirement Date

(a)                                  Amount of Benefit – For Basic Plan members of The Pension Plan for Non-Union Salaried Employees of IPSCO Inc. and The Pension Plan for Executives of IPSCO. Inc.

If a Participant’s Termination Date occurs before he is eligible to retire pursuant to Section 5(b), the Participant shall be entitled to the annual retirement benefit, payable in equal monthly installments commencing at his normal retirement date, equal to:

(A/B x C) - D

where

A                                      =              the Participant’s Continuous Service at his Termination Date

B             =              the Participant’s Accrual Period

C                                        =              the annual retirement benefit determined pursuant to Section 6(a)(i)

D             =              the Participant’s U.S. Pension Benefit

Notwithstanding the above, if the Participant’s Basic Plan provides for contractual inflation protection of the Restricted Basic Plan Pension, then the pension amount determined above shall be reduced by the Actuarial Equivalent annuity that can be provided by the value of such inflation protection.

(b)                                 Amount of Benefit – For Basic Plan members of The Pension Plan for U.S. Expatriates of IPSCO Inc.

If a Participant’s Termination Date occurs before he is eligible to retire pursuant to Section 5(b), the Participant shall be entitled to the annual retirement benefit, payable in equal monthly installments commencing at his normal retirement date, equal to:

(A/B x C) – D

where

A                                      =              the Participant’s Continuous Service at his Termination Date

B             =              the Participant’s Accrual Period

C             =              the annual retirement benefit determined

pursuant to Sections 6(b)(i),(ii) and (iii)

D             =              the Participant’s U.S. Pension Benefit

(c)                                  When Benefits are Payable

The annual retirement benefit determined pursuant to Section 8 shall be payable at the Participant’s normal retirement date.  Notwithstanding the foregoing, if the Participant retires early in accordance with Section 5(b), the variable “C” in Section 8(a) shall be reduced in accordance with the Participant’s Basic Plan and the variable “C” in Section 8(b) shall be reduced in accordance Section 7(c).

Section 9.               Death Benefits.

(a)                                  Death Before Retirement.  If a Participant dies before payment of his annual retirement benefit has commenced, his Beneficiary shall receive the Actuarial Equivalent value of the Participant’s benefit under the Plan assuming he terminated on the day he died.  If the Beneficiary is the Participant’s spouse, as defined under the Participant’s Basic Plan, this death benefit shall be payable as a life annuity, as determined by the Actuary, or in such other manner as may be agreed upon by the Company and the spouse.  Payments to the spouse will commence on the first day of the month following the Participant’s death.

If the Participant does not have a spouse at date of death, the foregoing death benefit shall be payable to the Beneficiary or estate in a lump sum.

(b)                                 Death After Retirement.  If a Participant dies after payment of his annual retirement benefit has commenced, his Beneficiary shall receive the survivor benefit inherent in the form of payment provided to the Participant.

Section 10.             Forms of Payment

The annual retirement benefit described in Section 6, Section 7 and Section 8 shall be paid monthly in the normal form of payment as specified in the Participant’s Basic Plan.  For the purposes of this section, the normal form of payment for members of The Pension Plan for U.S. Expatriates of IPSCO Inc. will be that specified under The Pension Plan for Executives of IPSCO Inc.  Notwithstanding the foregoing, the Participant may, in the calendar year prior to the calendar year of his retirement date, request payment of his annual retirement benefit in an alternative form of payment, such as a lump sum, that is Actuarially Equivalent in value to the normal form of benefit which the Company, in its sole discretion, may provide.

Section 11.             Currency Conversion

The determination of the amount of any benefit payable under the Plan shall be made in Canadian currency.  For the purposes of converting Earnings from U.S. currency to Canadian currency, conversion shall be based on the most recent CANSIM series B3400, or its successor, rounded to the nearest 0.1 cent.  In respect of the benefit determined under Section 6(b) for U.S. Expatriates, all conversions of the amount of the benefit payable from Canadian currency to U.S. currency shall be based on the most recent CANSIM series B3400, or its successor, rounded to the nearest 0.1 cent with a minimum ratio of conversion being $0.80 U.S. for each $1.00 CDN.

Notwithstanding the foregoing, in the event that a higher benefit payable shall result from using the average conversion rate in the twelve (12) month period preceding the determination date, then such conversion rate yielding such higher benefit payable shall be used.  The conversion at payment shall be based on the most recent CANSIM rate.

Section 12.             Nature of Claim for Payments

The Company shall make benefit payments under the terms of the Plan as they become due and payable, either, at the Company’s discretion, directly to the Participants from Company revenue or through the Trust Fund in accordance with the Trust Agreement.

The Company’s liability to make payments under the terms of the Plan is limited to the provisions of this Section and the Plan does not place the Company under any obligation to make contributions to any specific or external funding vehicle in advance of the benefit payment dates.  The Company’s liability under the Plan is further limited by the Trust Agreement, which limits the Company’s liability for the sufficiency of the assets in a Participant’s account if and when such Participant elects to control the investment of his account.

The obligation of the Company to pay benefits under the Plan shall be binding upon its successors, assigns, whether by merger, consolidation, or acquisition of all or substantially all of its business assets.

Section 13.             No Assignment or Alienation.

The interest hereunder of the Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and shall not be subject to, or be taken by, his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized, except to such extent required by law.

Section 14.             No Contract of Employment.

The Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, or to be consideration for the employment of the Participant.  Neither the action of the Company in establishing the Plan nor any action taken by the Company under the provisions hereof, nor any provision of the Plan, shall be construed as giving to the Participant the right to be retained in its employ or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan.  The Company expressly reserves its right at any time to dismiss the Participant without liability for any claim against the Company for any payment whatsoever, except to the extent provided for in the Plan.

Section 15.             Amendment.

The Plan may be altered, amended, or revoked in writing by the Company at any time, but such action may not reduce the Company’s obligation with respect to the Participant below the amount to which he would be entitled under the Plan as in effect immediately prior to such alteration, amendment, or revocation.

Nothing herein will prevent the Company from amending or terminating the Trust Agreement as provided for therein.

In the event of termination of the Plan, each Participant’s entitlement shall be calculated as if the Participant’s Termination Date occurred on the date of termination of the Plan and the Company shall provide for payment of the value of such entitlements, as determined by the Actuary, in such form as it may, in its sole discretion, stipulate.

Section 16.             Governing Law.

The Plan shall be governed and construed in accordance with the laws of Saskatchewan.